EXHIBIT 3.3
                              BYLAWS
                                OF
                       CTG RESOURCES, INC.

                            ARTICLE I
                             Offices
     The principal office of the corporation shall be at such place in the City of Hartford in the State of Connecticut as the Board of Directors shall from time to time designate. The corporation may have such other offices within or without the State of Connecticut as the Board of Directors may from time to time determine.

                            ARTICLE II
                     Meetings of Shareholders
     1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation, or at such place within or without the State of Connecticut as from time to time may be designated by the bylaws or by resolution of the Board of Directors.
     2. Annual Meetings. The annual meetings of shareholders shall be held on such day other than a legal holiday in the months of February or March of each year and at such time and place as may be designated by the Board of Directors, for the election of directors and for the transaction of such other business as may properly come before such meeting. If the annual meeting of the shareholders is not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these bylaws or otherwise lawfully held.
     3. Special Meetings. Special meetings of the shareholders may be called at any time by the President or by resolution of the Board of Directors and
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shall be called by the President upon the request of any two (2) directors or upon the written request of one (1) or more shareholders holding in the aggregate at least one-tenth (1/10) of the total number of shares entitled to vote at such meeting.
     4. Notice of Annual or Special Meeting. A notice setting forth the day, hour and place of each annual or special meeting of shareholders shall be mailed, postage prepaid, to each shareholder of record, at his or her last known post office address as the same appears on the stock records of the corporation, or such notice shall be left with each such shareholder at his or her residence or usual place of business, not less than seven (7) nor more than fifty (50) days before such annual or special meeting.  In the case of a special meeting the notice shall also state the general purpose thereof.
     5. Waiver of Notice. Notice of any shareholders' meeting may be waived in writing by any shareholder either before or after the time stated therein and, if any person present at a shareholders' meeting does not protest, prior to or at the commencement of the meeting, the lack of proper notice, such person shall be deemed to have waived notice of such meeting.
     6. Shareholders' Consent. Any resolution in writing approved and signed by all the shareholders entitled to vote on the matter (or their proxies or attorneys) shall have the same force and effect as if it were a vote passed by all the shareholders entitled to vote on the matter at a meeting duly called and held for that purpose. In addition, actions taken at any meeting of shareholders however called and with whatever notice, if any, shall be as valid as if taken at a meeting duly called and held on notice, if:
          (1) All shareholders entitled to vote were present in person or by proxy and no objection to holding the meeting was made by any shareholder; or
          (2) A quorum was present, either in person or by proxy, and no objection to holding the meeting was made by any shareholder entitled to vote so present, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof.
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All such resolutions, waivers, consents, approvals, proxies and powers of attorney shall be recorded in the minute book of the corporation by the
Secretary.
     7. Quorum. The holders of a majority of the issued and outstanding shares entitled to vote, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders. The shareholders present at a validly called and convened meeting at which a quorum was present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.
     8. Adjournment of Shareholders' Meeting. If a quorum is not present at any meeting of the shareholders, the holders of a majority of the voting power of the shares entitled to vote present, in person or by proxy, may adjourn the meeting to such future time as shall be agreed upon by them, and notice of such adjournment shall be given to the shareholders not present or represented at the meeting.
     9. Proxies. At all meetings of the shareholders, any shareholder entitled to vote may vote either in person or by proxy. All proxies shall be in writing, signed and dated and shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid for more than eleven (11) months after its execution unless otherwise provided therein and in no event shall a proxy be valid for more than ten (10) years after its execution.
     10. Number of Votes of Each Shareholder. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless, and except to the extent that, voting rights of shares of any class are increased, limited or denied by the Certificate of Incorporation.
     11. Voting. In voting on any question on which a vote by ballot is required by law or is demanded by any shareholder, the voting shall be by ballot; on all other questions it may be viva voce.
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     12.  Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or for any other proper purpose, the Board of Directors shall set a record date which shall not be a date earlier than the date on which such action is taken by the Board of Directors, nor more than seventy (70) nor less than ten (10) days before the particular event requiring such determination of shareholders is to occur.

                           ARTICLE III
                            Directors
     1. Number, Election and Term of Office. The property, business and affairs of the corporation shall be managed by or under the direction of a
Board of Directors comprising not less than three (3) nor more than eleven
(11) directorships in number, except that if the corporation shall at any time have less than three (3) shareholders, the number of directorships may be decreased to a number not less than the number of shareholders. The actual number of directorships shall be fixed from time to time by resolution of the shareholders or the directors or, in the absence thereof, shall be the number of directors elected at the preceding annual meeting of shareholders.
Directors shall be elected by the shareholders at the annual meeting, and it shall not be a qualification of office that the directors be shareholders or residents of the State of Connecticut. Each director shall hold office for the term for which he or she is elected and until his or her successor has been elected and qualified, except that a director shall cease to be in office upon his or her death, resignation, lawful removal or court order decreeing that he or she is no longer a director in office.
     2. Removal. Any one or more directors may be removed from office at any time with or without any showing of cause by affirmative vote of the holders of a majority of the corporation's issued and outstanding shares.
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     3.  Vacancies.  Any vacancy in the Board of Directors by reason of death, resignation, or other cause, other than an increase in the number of directorships, may be filled for the unexpired portion of the term by the concurring vote of a majority of the remaining directors in office, or by action of the sole remaining director in office, though such remaining director or directors constitute less than a quorum, though the number of directors at the meeting to fill such vacancy constitutes less than a quorum and though such majority is less than a quorum. Any vacancy on the Board of Directors by reason of an increase in the number of directorships may be filled for the unexpired term by vote of the shareholders or by the concurring vote of directors holding a majority of the directorships, which number of directorships shall be the number prior to the vote on the increase.
     4. Powers of Directors. The Board of Directors shall have the general management and control of the property, business and affairs of the corporation and may exercise all the powers that may be exercised or performed by the corporation, under the statutes, its Certificate of Incorporation, and these bylaws.
     5. Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Connecticut as it may from time to time determine.
     6. Regular Meetings. A meeting of the Board of Directors for the election of officers and the transaction of any other business that may come before such meeting shall be held without other notice immediately following each annual meeting of the shareholders or as soon thereafter as is convenient at the place designated therefor.
     7. Other Meetings. Other meetings of the Board of Directors may be held whenever the President or a majority of the directors may deem it advisable, notice thereof to be given or mailed to each director at least two (2) days prior to such meeting.
     8.  Waiver of Notice.  Notice of any meeting of the Board of Directors may be waived in writing by all the directors and, if any director present at a meeting of the Board of Directors does not protest prior to or at the commencement of the meeting the lack of proper notice, he or she shall be deemed to have waived notice of such meeting.
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     9.  Telephonic Participation at Meetings.  A director or member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another. Participation in a meeting pursuant to this section shall be equivalent to presence in person at such meeting.
     10. Directors' Consent. Any resolution in writing concerning action to be taken by the corporation, which resolution is approved and signed by all of the directors, severally or collectively, and the number of such directors constitutes a quorum for such action, shall have the same force and effect as if such action were authorized at a meeting of the Board of Directors duly called and held for that purpose, and such resolution, together with the directors' written approval thereof, shall be recorded by the Secretary in the minute book of the corporation.
     11. Quorum. A majority of the number of directorships at the time shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required elsewhere in these bylaws or by law.
     12. Compensation of Directors. The Board of Directors shall have authority to fix fees of directors, including reasonable allowance for expenses actually incurred in connection with their duties.

                            ARTICLE IV
                             Officers
     1. The officers of the corporation shall be a Chairman, President and a Secretary, and such other officers as the Board of Directors may from time to time appoint, which may include a Treasurer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices may
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be held by the same person, except that the offices of President and Secretary may not be simultaneously held by the same person.  The duties of officers of the corporation shall be such as are prescribed by these bylaws and as may be prescribed by the Board of Directors.
     2. Chairman. The Chairman, if such office shall be filled by the Board of Directors, shall, when present, preside at all meetings of the Board and of the shareholders.  He shall be an executive officer of the corporation, shall be the representative of the Board of Directors and, if the Board so determines, shall be the chief executive officer of the corporation, and, while chief executive officer, his title shall be Chairman and Chief Executive Officer.
He shall perform such additional duties as may be assigned to him from time to time by the Board.
     3. President. The President shall be an executive officer of the corporation and, if the Board of Directors so determines or does not fill the office of Chairman, shall be the chief executive officer of the corporation.
If the President be not the chief executive officer of the corporation, he shall perform such duties as shall be assigned to him by the Chairman or by the Board of Directors.
     4.  Chief Executive Officer.  The chief executive officer of the corporation shall have direct and active supervision and control of the business and affairs of the corporation.
     5. Vice Presidents. The Executive Vice President, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents shall perform such duties as may be assigned by the chief executive officer of the Board of Directors.
     6. Secretary. The Secretary shall keep a book of minutes of all meetings of shareholders and the Board of Directors and shall issue all notices required by law or by these bylaws, and he or she shall discharge all other duties required of a corporate secretary by law or imposed from time to time by the Board of Directors or by the President or as are incident to the office of Secretary. He or she shall have the custody of the seal of the corporation and all books, records and papers of the corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by a resolution of the Board of Directors.
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     7.  Treasurer.  The Treasurer, if any, shall have charge and custody of and be responsible for all funds and securities of the corporation, keep full and accurate accounts of receipts and disbursements and other customary financial records of the corporation, deposit all moneys and valuable effects in the name and to the credit of the corporation in depositories designated by the Board of Directors and, in general, perform such other duties as may from time to time be assigned to him or her by the Board of Directors or by the President or as are incident to the office of Treasurer.
     8. Term of Office. Each of such officers shall serve for the term of one year and until his or her successor is duly appointed and qualified, but any officer may be removed by the Board of Directors at any time with or without cause. Vacancies among the officers by reason of death, resignation or other causes shall be filled by the Board of Directors.
     9. Compensation. The compensation of all officers shall be fixed by the Board of Directors, and may be changed from time to time by a majority vote of the Board.

                            ARTICLE V
                   Issue and Transfer of Stock
     1. Certificates. Certificates of stock shall be in form authorized or adopted by the Board of Directors and shall be consecutively numbered. Each certificate shall set forth upon its face as at the time of issue: the name of the corporation, a statement that the corporation is organized under the laws of the State of Connecticut, the name of the person to whom issued or that the same is issued to bearer, the number, class and designation of series, if any, of shares represented thereby and the par value of each such share; and each certificate shall be signed by the President or a Vice
President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation; provided that the certificate shall also contain such other recitals as may from time to time be required by law.
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     2.  Transfer.  The stock of the corporation shall be transferred only upon the books of the corporation either by the shareholder in person or by power of attorney executed by him or her for that purpose upon the surrender for cancellation of the old stock certificate. Prior to due presentment for registration of transfer of a certificate, and subject to the provisions of
Article II, paragraph 12 of these bylaws, the corporation shall treat the registered owner of such certificate as the person exclusively entitled to vote, receive notification and distributions, and otherwise to exercise all the rights and powers of the shares represented by such certificate.

                            ARTICLE VI
                            Committees
     The Board of Directors may, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, at a meeting at which a quorum is present, designate two or more directors to constitute an Executive Committee or other committees, and may designate one or more directors as alternate members of any such committees, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise all such authority of the Board of Directors as shall be delegated to it in such resolution or thereafter by similar resolution.

                           ARTICLE VII
                         Designated Proxy
     The President, or such other person as the Board of Directors may designate, shall be the authorized proxy of this corporation for the purpose of voting shares of the capital stock of any other corporation standing in the name of this corporation.
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                           ARTICLE VIII
                               Seal
     The seal of the corporation shall have inscribed thereon the name of the corporation, the word "Seal" and the word "Connecticut".

                            ARTICLE IX
                           Fiscal Year
     The fiscal year of the corporation shall end on the last day of September.

                            ARTICLE X
                            Amendments
     The bylaws of the corporation may be altered, amended or repealed at any validly called and convened meeting of the Board of Directors by the affirmative vote of directors holding a majority of the number of directorships at the time, or at any validly called and convened meeting of the shareholders by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon, or by the unanimous written consent of the Board of Directors as provided in Article III, Section 10 of these bylaws, or by the unanimous written consent of the holders of the shares entitled to vote thereon as provided in Article II, Section 6 of these bylaws. Any notice of a meeting of shareholders or the Board of Directors at which bylaws are to be adopted, amended or repealed shall include notice of such proposed action.
     I hereby certify that the foregoing bylaws were adopted by resolution of the incorporator of the corporation on the 31st day of October, 1996.

                                   /s/ Dwight A. Johnson
                                   Dwight A. Johnson
                                   Incorporator